As filed with the Securities and Exchange Commission on November 3, 2006
Registration No. 333-16413

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________________
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of Principal Executive Offices)	48086-5008 (Zip Code)
Lear Corporation Long-Term Stock Incentive Plan
(Full Title of the Plan)
Daniel A. Ninivaggi
Executive Vice President, Secretary and General Counsel
21557 Telegraph Road
Southfield, Michigan 48086-5008
(Name and Address of Agent for Service)
(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE
PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Long Term Stock Incentive Plan

EXPLANATORY NOTE
     In March 2006, the Compensation Committee of the Board of Directors of Lear Corporation, a Delaware corporation (the “Registrant”), approved an amendment to the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”). The Registrant’s stockholders subsequently approved the amendment of the Plan on May 11, 2006. The purpose of the amendment of the Plan was, among other things, to increase the number of shares of common stock of the Registrant reserved thereunder by 3,000,000, from 11,690,000 plus any shares that are or become available on or after May 3, 2001 under the Lear Corporation 1992, 1994 and 1996 stock option plans to 14,690,000 plus any shares that are or become available on or after May 3, 2001 under the Lear Corporation 1994 and 1996 stock option plans, as described in the Definitive Proxy Statement filed by the Registrant on March 27, 2006, and hereby incorporated by reference. The text of the Plan, as amended to date, is set forth as Exhibit 4.1 hereto.
     This Post-Effective Amendment No. 3 (this “Amendment”) on Form S-8 amends the Registration Statement on Form S-8 filed on November 19, 1996 (file number 333-16413), as amended by Amendment No. 1 thereto filed on May 23, 2001 and Amendment No. 2 thereto filed on September 17, 2003.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit
Number	Description
4.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 3, 2001, as amended to date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 3rd day of November, 2006.

LEAR CORPORATION
By:	/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Executive Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Rossiter Robert E. Rossiter	Chairman and Chief Executive Officer, Director (Principal Executive Officer)	November 3, 2006

/s/ James H. Vandenberghe James H. Vandenberghe	Vice Chairman and Chief Financial Officer, Director (Principal Financial Officer)	November 3, 2006

/s/ Matthew J. Simoncini Matthew J. Simoncini	Senior Vice President, Operational Finance (Principal Accounting Officer)	November 3, 2006

/s/ David E. Fry David E. Fry	Director	November 3, 2006

/s/ Conrad L. Mallett, Jr. Conrad L. Mallett, Jr.	Director	November 3, 2006

/s/ Larry W. McCurdy Larry W. McCurdy	Director	November 3, 2006

/s/ Roy E. Parrott Roy E. Parrott	Director	November 3, 2006

/s/ David P. Spalding David P. Spalding	Director	November 3, 2006

/s/ James A. Stern James A. Stern	Director	November 3, 2006

/s/ Henry D.G. Wallace Henry D.G. Wallace	Director	November 3, 2006

/s/ Richard F. Wallman Richard F. Wallman	Director	November 3, 2006

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 3, 2001, as amended to date.

5